EXHIBIT 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated August 19, 2002, except for Note 11 as to which the date is October 23, 2002, relating to the financial statements of Sycamore Networks, Inc., which appears in Sycamore Networks, Inc.'s Annual Report on Form 10-K for the year ended July 31, 2002.


/s/PricewaterhouseCoopers LLP
-----------------------------
PricewaterhouseCoopers LLP
Boston, Massachusetts
April 4, 2003